CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated June 22, 2018, with respect to the financial statements and supplemental information included in the Annual Report of ITW Bargaining Savings and Investment Plan on Form 11-K for the year ended December 31, 2017. We consent to the incorporation by reference of said report in the Registration Statement of Illinois Tool Works Inc. on Form S-8 (File No. 333-69542, effective September 18, 2001).

/s/ Grant Thornton LLP
Chicago, Illinois
June 22, 2018